REVOCABLE PROXY


                          DELTA FEDERAL SAVINGS, F.S.B.
                              145 W. FOURTH STREET
                              DELTA, COLORADO 81416
                         SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 22, 1997

     The undersigned hereby appoints the Board of Directors of Delta Federal Savings, F.S.B. ("Delta"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of Delta which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting"), to be held at the Delta Fireside Inn located on 820 Highway 92, Delta, Colorado, on September 22, 1997 at 2:00 p.m. local time, and at any and all adjournments thereof, as follows:


                                                                            FOR            AGAINST            ABSTAIN
                                                                            ---            -------            -------
1.       To consider and vote upon a proposal to approve
         the Agreement and Plan of Merger (the "Merger
         Agreement") dated May 21, 1997, among Delta,
         First Colorado Bancorp, Inc. ("First Colorado")
         and First Federal Bank of Colorado ("First
         Federal"), pursuant to which Delta will be
         merged with and into First Federal, a subsidiary
         of First Colorado and shareholders of Delta will
         receive First Colorado common stock, and cash
         in lieu of fractional shares of First Colorado
         common stock, for each share of Delta common
         stock, held by them, based upon an exchange
         ratio as more fully described in the
         accompanying Proxy Statement/Prospectus.  As
         part of this proposal, shareholders will also be
         asked to approve the adoption of an amendment
         to Delta's charter, in conjunction with the
         Merger (the "Merger Proposal").  The charter
         amendment would repeal Section 8(a) of Delta's
         charter in its entirety.  Section  8(a) of Delta's
         charter currently imposes certain restrictions on
         voting by shareholders owning more than 10% of
         Delta's outstanding common stock.  A vote in
         favor of the Merger Proposal will also be
         deemed to be a vote in favor of the charter
         amendment.  However, in the event the
         shareholders of Delta approve the Merger
         Proposal but the Merger is not consummated,
         Section 8(a) of Delta's charter will not be
         repealed and will remain unchanged.                                |_|              |_|                |_|

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2.       To approve a proposal to adjourn the Special
         Meeting to permit further solicitation in the event
         that an insufficient number of shares is present in
         person or by proxy to approve the Merger
         Agreement.                                                         |_|              |_|                |_|



  The Board of Directors recommends a vote "FOR" the above listed proposition.


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of Delta at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of Delta of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from Delta prior to the execution of this proxy of Notice of the Meeting, and a Proxy Statement dated August 21, 1997.


                                             Please check here if you
Dated:                              , 1997   plan to attend the Meeting      |_|
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PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE  COMPLETE,  DATE,  SIGN AND MAIL  THIS  PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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